Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of The Kroger Co., an Ohio corporation (the “Registrant”), hereby constitutes and appoints George H. Vincent and Stacey M. Heiser, or either of them, each acting alone, as the true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of common shares, $1.00 par value per share, of the Registrant deliverable in connection with The Kroger Co. 2019 Long-Term Incentive Plan (as amended or amended and restated to date, the “Plan”), (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary, appropriate or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 30th day of June 2026:

/s/ Gregory S. Foran	/s/ David J.C. Kennerley
Gregory S. Foran	David J.C. Kennerley
Chief Executive Officer and Director (principal executive officer)	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Brian W. Nichols	/s/ Nora A. Aufreiter
Brian W. Nichols	Nora A. Aufreiter
Group Vice President, Corporate Controller and Assistant Treasurer (principal accounting officer)	Director

/s/ Kevin M. Brown	/s/ Mitchell R. Butier
Kevin M. Brown	Mitchell R. Butier
Director	Director

/s/ Anne Gates	/s/ Karen M. Hoguet
Anne Gates	Karen M. Hoguet
Director	Director

/s/ Ronald L. Sargent	/s/ J. Amanda Sourry Knox
Ronald L. Sargent	J. Amanda Sourry Knox
Director	Director

/s/ Mark S. Sutton	/s/ Ashok Vemuri
Mark S. Sutton	Ashok Vemuri
Director	Director